Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-91909 of ePlus Inc. on Form S-8 of our report dated June 16, 2003, appearing in the Annual Report on Form 10-K of ePlus inc. for the year ended March 31, 2003.

Deloitte & Touche LLP

McLean Virginia
June 27, 2003